UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: February 25, 2013
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 25, 2013, Rosetta Resources Inc. (the “Company”) issued a press release with respect to its fourth quarter 2012 financial results. A conference call and live internet broadcast discussing these results is scheduled for Tuesday, February 26, 2013 at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2013, the Company issued a press release with respect to the resignation of Mr. Randy L. Limbacher from the positions of Chairman, Chief Executive Officer and President and from the Board of Directors effective as of the close of business on February 26, 2013.  Mr. Limbacher will continue as an employee of the Company until April 2013 in order to assist in the transition.  Mr. Limbacher’s resignation is not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On February 26, 2013, the Company also announced the appointment of James E. Craddock, age 54, to the Board of Directors and as Chairman, Chief Executive Officer and President.  Mr. Craddock joined the Company in April 2008 as Vice President, Drilling and Production Operations and was named a Senior Vice President in January 2011. From April 2006 to March 2008, Mr. Craddock was Chief Operating Officer for BPI Energy, Inc., an exploration and production start-up company focused on coal bed methane development. On February 3, 2009, BPI Energy, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Craddock has held a broad range of technical, operational and strategic roles with more than 20 years of industry experience. Mr. Craddock’s knowledge of the Company and expertise in the oil and natural gas industry will be assets to the Company’s Board of Directors.

Effective March 1, 2013, Mr. Craddock will receive the following compensation elements, as approved by the Compensation Committee of the Company: (1) an increase in base salary to $600,000, (2) an increase in annual target incentive bonus from 85% to 100% of base salary, and (3) a promotional equity award equivalent to $1,416,670 split evenly between restricted stock and performance share units with a vesting date the same as the grants made to Mr. Craddock on January 2, 2013.  Mr. Craddock’s multiple under the Rosetta Resources Inc. Executive Change-in-Control Plan will increase to 3 times due to his promotion.

Other than as disclosed in this Report, there are no arrangements or understandings between Mr. Craddock and any other persons pursuant to which Mr. Craddock was selected to serve as Chairman, Chief Executive Officer and President of the Company. There are no family relationships between Mr. Craddock and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 26, 2013, the Company also announced the promotion of John D. Clayton, age 49, to Executive Vice President and Chief Operating Officer. Mr. Clayton joined the Company as Vice President, Asset Development of Rosetta in March 2008 and was named a Senior Vice President in January 2011. Prior to joining the Company, Mr. Clayton had various leadership and managerial positions with Burlington Resources and ConocoPhillips.

Effective March 1, 2013, Mr. Clayton will receive the following compensation elements, as approved by Compensation Committee of the Company: (1) an increase in base salary to $400,000, (2) an increase in annual target incentive bonus from 85% to 90% of base salary, (3) a promotional equity award equivalent to $116,670 split evenly between restricted stock and performance share units with a vesting date the same as the grants made to Mr. Clayton on January 2, 2013, and (4) a retention stock grant equivalent to $1,000,000 with a vesting date of March 1, 2016.

Other than as disclosed in this Report, there are no arrangements or understandings between Mr. Clayton and any other persons pursuant to which Mr. Clayton was selected to serve as Executive Vice President and Chief Operating Officer of the Company. There are no family relationships between Mr. Clayton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release is furnished as Exhibit 99.2 to this Current Report. Exhibit 99.2 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits

Exhibits. The Registrant includes a copy of the press release as Exhibit 99.1.
 The Registrant includes a copy of the press release as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated February 25, 2013.
99.2	Press Release of Rosetta Resources Inc. dated February 26, 2013.